                                                                   EXHIBIT 11

                            DAW TECHNOLOGIES, INC.

                        EARNINGS PER SHARE CALCULATION

                         Three Months ended March 31,

                                                    1996                      1995
                                          -------------------------  -------------------------
                                           PRIMARY    FULLY DILUTED   PRIMARY    FULLY DILUTED
                                          ----------  -------------  ----------  -------------
Average number of common shares
  outstanding during the period

  Common shares outstanding
    during the entire period              12,330,254   12,330,254    11,741,254   11,741,254

  Weighted average common shares
    issued during the period                       -            -         4,667        4,667
                                          ----------   ----------    ----------   ----------
  Weighted average number of
    common shares outstanding             12,330,254   12,330,254    11,745,921   11,745,921

  Dilutive effect of common stock
    equivalents under stock warrants
    and options*                                   -            -             -            -
                                          ----------   ----------    ----------   ----------
  Weighted average common and
    dilutive common equivalent
    shares outstanding                    12,330,254   12,330,254    11,745,921   11,745,921
                                          ----------   ----------    ----------   ----------
                                          ----------   ----------    ----------   ----------
  Net earnings applicable to
    common stock                          $  618,000   $  618,000    $  889,000   $  889,000
                                          ----------   ----------    ----------   ----------
                                          ----------   ----------    ----------   ----------
  Net earnings per common and
    dilutive common equivalent
    shares outstanding                    $     0.05   $     0.05    $     0.08   $     0.08
                                          ----------   ----------    ----------   ----------
                                          ----------   ----------    ----------   ----------


      *Not included in this earnings per share calculation, since the total dilutive effect of all common stock equivalents calculated under the Treasury Stock Method is less than 3% for the three months ended March 31, 1996 and 1995.